UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The Federal Home Loan Bank of Chicago (the “Bank”) intends to file an amendment to its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, all of which will include a restated Condensed Statement of Cash Flows for the reporting period covered by each report. Item 4.02 below contains additional information about the Bank’s adjustments to its Condensed Statement of Cash Flows and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 4.02. Non-Reliance on Previously Issued Financial Statements of a Related Audit Report or Completed Interim Review

Subsequent to filing our Form 10-Q for the quarter ended September 30, 2009, and as a result of ongoing enhancement to our Statement of Cash Flow preparation process, management became aware of calculation errors in the cash flows from certain derivative and investment activities in the Condensed Statements of Cash Flows for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 which led to the misclassification of cash flows primarily between Operating Activities and Investing Activities. Following management’s review and analysis, management determined that the Financial Statements for the three months ended March 31, 2009, six months ended June 30, 2009 and nine months ended September 30, 2009 should be restated to correct the misclassifications and should not be relied upon. At a meeting on February 12, 2010, management discussed the matter with the Audit Committee and they concurred with management’s assessment. Management and the Audit Committee have discussed this matter with our external accountants.

The restatement has no impact on the “Net increase (decrease) in cash and due from banks” previously reported. In addition, the restatement has no impact on the Bank’s Statements of Condition, Statements of Income and Statements of Capital as presented for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

A summary of the effect of the restatement on the Condensed Statement of Cash Flows for the three months ended March 31, 2009 is as follows:

(Millions of dollars) Three months ended March 31, 2009	As Reported	As Restated
Net cash provided by (used in) operating activities	$104	$123
Net cash provided by (used in) investing activities	$8,757	$8,763
Net cash provided by (used in) financing activities	$(7,871)	$(7,896)

A summary of the effect of the restatement on the Statement of Cash Flows for the six months ended June 30, 2009, is as follows:

(Millions of dollars) Six months ended June 30, 2009	As Reported	As Restated
Net cash provided by (used in) operating activities	$206	$(68)
Net cash provided by (used in) investing activities	$2,159	$2,441
Net cash provided by (used in) financing activities	$(2,476)	$(2,484)

A summary of the effect of the restatement on the Statement of Cash Flows for the nine months ended September 30, 2009, is as follows:

(Millions of dollars) Nine months ended September 30, 2009	As Reported	As Restated
Net cash provided by (used in) operating activities	$448	$99
Net cash provided by (used in) investing activities	$5,939	$6,288

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: February 16, 2010	By:	/s/ Roger D. Lundstrom
Roger D. Lundstrom Executive Vice President, Financial Information and Chief Financial Officer

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